UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 3

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

BBCN Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report on Form 8-K/A is filed by BBCN Bancorp (the “Company”) as an amendment (“Amendment No. 3”) to the Current Report on Form 8-K filed on January 27, 2016 and the Current Report on Form 8-K/A filed on February 2, 2016 by the Company (collectively, the “Original Report”). The purpose of this Amendment No. 3 is solely to file Exhibit 99.1, C.K. (Chuck) Hong’s letter dated January 24, 2016 regarding his resignation, and Exhibit 99.2, C.K. (Chuck) Hong’s letter dated January 29, 2016, to respond to comments received from the Securities and Exchange Commission (the “SEC”) on the confidential treatment requests filed by the Company with respect to Exhibits 99.1 and 99.2. Confidential treatment has been requested for certain portions of the exhibits. Omitted portions have been filed separately with the SEC. Except for the exhibits filed hereto, there are no other changes made to the Original Report.  This Amendment No. 3 speaks as of the original filing dates of the Original Report, does not reflect events that may have occurred after the filing the Original Report and does not modify or update in any way disclosures made in the Original Report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.         Description of Exhibit

99.1	C.K. (Chuck) Hong’s letter dated January 24, 2016 regarding his resignation.*

99.2	C.K. (Chuck) Hong’s letter dated January 29, 2016.*

*Confidential treatment has been requested for portions of these exhibits. These portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc.

Date: May 18, 2016	/s/ Kevin S. Kim
Kevin S. Kim
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	C.K. (Chuck) Hong’s letter dated January 24, 2016 regarding his resignation.*

99.2	C.K. (Chuck) Hong’s letter dated January 29, 2016.*

*Confidential treatment has been requested for portions of these exhibits. These portions have been omitted and submitted separately to the Securities and Exchange Commission.